Exhibit d.1

[Form of Subscription Certificate]

Control No.

TECHNOLOGY INVESTMENT CAPITAL CORP.

SUBSCRIPTION RIGHTS FOR COMMON STOCK

TRANSFERABLE SUBSCRIPTION CERTIFICATE TO SUBSCRIBE FOR SHARES OF COMMON STOCK BY STOCKHOLDERS OF RECORD AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 29, 2004. THIS TRANSFERABLE SUBSCRIPTION CERTIFICATE IS ONLY EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 25, 2005, UNLESS EXTENDED, SUBJECT TO CERTAIN TERMS AND CONDITIONS.

As the registered holder of the Subscription Certificate attached below (a "Rights Holder"), you are entitled to subscribe for the number of shares of common stock, par value $.01 per share (the "Common Stock") of Technology Investment Capital Corp., a Maryland corporation (the "Company"), specified below, on the terms and subject to the conditions set forth in the Company's prospectus dated _________ (the "Prospectus"). Pursuant to the rights offering described in the Prospectus (the "Rights Offering"), each Rights Holder is entitled to purchase one share of Common Stock per three transferable subscription rights (each, a "Right") held by such Rights Holder (the "Primary Subscription") at the subscription price (the "Subscription Price"), to be calculated as described in the Prospectus. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by the Rights Holders pursuant to the Primary Subscription (the "Remaining Shares"), a Rights Holder beneficially owning Common Stock of the Company as of December 29, 2004 (the "Record Date") (each such Rights Holder, a "Record Date Stockholder"), which Record Date Stockholder has exercised its Rights pursuant to the Primary Subscription, may subscribe for a number of Remaining Shares (the "Over-Subscription Privilege"), on the terms and subject to the conditions set forth in the Prospectus, including as to proration. This Subscription Certificate is transferable, but only with respect to Rights to subscribe for Common Stock pursuant to the Primary Subscription, and may be combined or divided (but only into Subscription Certificates evidencing full Rights) at the office of the Subscription Agent.

Rights Holders who are participants in the Company's Dividend Reinvestment Plan (the "Plan") will receive subscription shares of Common Stock via an uncertificated share credit to their existing accounts. To request a stock certificate, participants in the Plan must check Box D on the reverse side of the rights certificate below. Shares of Common Stock purchased pursuant to the Rights Offering will be issued by the Subscription Agent as soon as practicable after receipt of the required completed Subscription Certificate and after fully payment has been received and cleared. Shares of Common Stock purchased pursuant to the Over-Subscription Privilege and confirmation statements for dividend reinvestment accounts will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. No fractional shares will be issued upon the exercise of Rights; accordingly, Rights may only be exercised in multiples of three, except that any Record Date Stockholder issued fewer than three Rights is entitled to subscribe for one full share in this offer, provided that this entitlement is not transferable.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, EQUISERVE TRUST COMPANY, N.A., AT (732) 417-2653.

THE DOCUMENT BELOW IS YOUR SUBSCRIPTION CERTIFICATE

ONLY EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 25, 2005, UNLESS EXTENDED

Control No.:          Rights Represented by this Subscription Certificate:
Cusip No.: 878717115      Maximum Shares Available for Purchase Pursuant to Primary Subscription:

(Complete appropriate section on reverse side of this form.)

Each registered holder of this Subscription Certificate (a "Rights Holder") is entitled to the number of transferable subscription rights (each, a "Right") to subscribe for the number of shares of common stock, par value $.01 per share (the "Common Stock") of Technology Investment Capital Corp., a Maryland corporation (the "Company"), each as specified herein, on the terms and subject to the conditions set forth in the Company's prospectus dated _________ (the "Prospectus"). Pursuant to the rights offering described in the Prospectus (the "Rights Offering"), each stockholder owning Common Stock of the Company as of December 29, 2004 (such date, the "Record Date" and, such stockholder, a "Record Date Stockholder") is entitled to receive one Right for each share of Common Stock beneficially held by them as of the Record Date. Each Rights Holder is entitled to purchase one share of Common Stock per three Rights beneficially held by such Rights Holder (the "Primary Subscription") at the subscription price (the "Subscription Price"), to be calculated as described in the Prospectus. Set forth above is the number of Rights evidenced by this Subscription Certificate that the Rights Holder is entitled to exercise pursuant to the Primary Subscription. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by the Rights Holders pursuant to the Primary Subscription (the "Remaining Shares"), a Record Date Stockholder that has exercised fully its Rights pursuant to the Primary Subscription may subscribe for a number of Remaining Shares (the "Over-Subscription Privilege"), on the terms and subject to the conditions set forth in the Prospectus, including as to proration. If the aggregate Subscription Price delivered or transmitted by a Record Date Stockholder with this Subscription Certificate exceeds the aggregate Subscription Price for all shares for which the Record Date Stockholder would be entitled to subscribe pursuant to the Primary Subscription and no direction is given as to the excess, such Record Date Stockholder will be deemed to have subscribed for a number of Remaining Shares equal to the maximum whole number of Remaining Shares that could be purchased with such excess Subscription Price, to the extent permitted. Any excess payment to be refunded by the Company to a Rights Holder will be returned to him or her by the Subscription Agent as promptly as practicable. A Rights Holder must remit the amount of any underpayment in accordance with the Prospectus in order to receive all the shares of Common Stock subscribed for pursuant to the exercise of Rights.

ONLY EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 25, 2005, UNLESS EXTENDED

To exercise Rights, EquiServe Trust Company, N.A. (the "Subscription Agent"), must receive, in the manner specified on the reverse hereof, on or before 5:00 p.m., New York City time, on January 25, 2005, as may be extended (the "Expiration Date"), either: (a) a properly completed and duly executed Subscription Certificate and a money order or check or bank draft drawn on a bank located in the United States and payable to "Technology Investment Capital Corp." for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Primary Subscription (and, if such Rights Holder is a Record Date Stockholder electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the Subscription Price; or (b) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and duly executed Subscription Certificate and (ii) a money order or check or bank draft drawn on a bank located in the United States and payable to "Technology Investment Capital Corp." for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Primary Subscription (and, if such Rights Holder is a Record Date Stockholder electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the Subscription Price (which certificate and full payment must then be delivered by the close of business on the third business day after the Expiration Date). Payment must be made in U.S. dollars. A Rights Holders exercising Rights will have no right to rescind a purchase after the Subscription Agent has received payment or a Notice of Guaranteed Delivery with respect thereto. Only Rights relating to the Primary Subscription are transferable, which may be transferred in the same manner and with the same effect as with a negotiable instrument payable to specific persons, by duly completing this Subscription Certificate. Rights Holders should be aware that if they choose to exercise, assign, transfer or sell only part of their Rights, they may not receive a new Subscription Certificate in sufficient time to exercise, assign, transfer or sell the remaining Rights evidenced thereby.

Stockholder Registration 1 Stockholder Registration 2 Stockholder Registration 3	Address 1 Address 2 Address 3

To subscribe for shares of Common Stock pursuant to the Primary Subscription please complete line "A" and Section 1 below.

Example: The following shows the aggregate subscription price for a Rights Holder that desires to exercise all 300 Rights held by such Rights Holder, where the estimated Subscription Price is $14.63 per share.

1. 300 Rights, divided by 3 = 100 shares of Common Stock available pursuant to the Primary Subscription

2. 100 shares of Common Stock, multiplied by the Subscription Price, or $14.63, = the aggregate subscription price, or $1,463

Please note that the Subscription Price of $14.63 per share is an estimated price only. The actual Subscription Price will be determined on January 25, 2005, the Expiration Date (unless extended) and could be higher or lower than the estimated Subscription Price.

If you want the Subscription Agent to attempt to sell any of your unexercised Rights, check box "D" below and complete Section 1 below. If you want a new Subscription Certificate evidencing any unexercised Rights delivered to you or to someone else, check box "E" below, and indicate the address to which the shares should be delivered in Section 1 below. If you want some or all of your unexercised Rights transferred to a designated transferee, or to a bank or broker to sell for you, check box "F" below and complete Section 2 below.

To subscribe for shares of Common Stock pursuant to your Over-Subscription Privilege, please complete line "B" and Section 1 below. Please note that only Record Date Stockholders who have fully exercised their Rights for the Primary Subscription may exercise their Over-Subscription Privilege.

Payment of Shares: Full payment, calculated as described in the Prospectus, or a Notice of Guaranteed Delivery for both the shares of Common Stock subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege must accompany the Subscription Certificate. Please reference your control number on money order or check or bank draft or the Notice of Guaranteed Delivery, as the case may be. All such payments should be forwarded by first class mail, overnight delivery or hand delivery at the respective addresses set forth below, and must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on January 25, 2005, unless extended.

If the aggregate Subscription Price paid by a Rights Holder is insufficient to purchase the number of shares of Common Stock that the Rights Holder indicates are being subscribed for, if a Rights Holder does not specify the number of shares of Common Stock to be purchased, or if the aggregate Subscription Price paid by a Rights Holder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Rights Holder has indicated an intention to purchase, then the Rights Holder will be deemed to have exercised, first, all Rights to subscribe for shares of Common Stock pursuant to the Primary Subscription (if not already fully exercised) and, second, any Over-Subscription Privilege to the maximum extent possible, if available.

Any excess payment to be refunded by the Company to a Rights Holder will be returned to him or her by the Subscription Agent as promptly as practicable. A Rights Holder must remit the amount of any underpayment in accordance with the Prospectus in order to receive all the shares of Common Stock subscribed for pursuant to the exercise of Rights.

THE DOCUMENT BELOW IS YOUR SUBSCRIPTION CERTIFICATE

To:

EquiServe Trust Company, N.A.
Attention: Corporate Actions

BY FIRST CLASS MAIL: EquiServe Trust Company, N.A. Attn: Corporate Actions P.O. Box 859208 Braintree, MA 02185	BY OVERNIGHT DELIVERY: EquiServe Trust Company, N.A. Attn: Corporate Actions 161 Baystate Drive Braintree, MA 02184	BY HAND: EquiServe Trust Company, N.A. Attn: Corporate Actions 17 Battery Place, 11th Floor New York, NY 10004

PLEASE FILL IN ALL APPLICABLE INFORMATION — THE EXPIRATION DATE IS JANUARY 25, 2005

A.Primary Subscription	________ (Rights) / 3	= ____________ (No. of Shares) x $14.63 = $_____________ (Estimated Subscription Price)	D.Sell any unexercised Rights

B.Over-Subscription Privilege[1]	_______________ (Rights Exercised)	____________ (No. of Shares) x $14.63 = $_____________ (Estimated Subscription Price)	E. Deliver a certificate representing ________ unexercised Rights to the address in Section 1
C.Total Amount Enclosed		= $_____________	F. Transfer _______ Rights to the Transferee designated in Section 2

1

The Over-subscription Privilege may only be exercised if a Rights Holder is a Record Date Stockholder and all Primary Subscription Rights are fully exercised.

SECTION 1. TO SUBSCRIBE:   I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise any remedies available to it under law.

TO SELL: If I have checked the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

_________________________________________________________
Signature(s) of Subscriber(s)

_________________________________________________________
Address for delivery of Shares or certificate representing unexercised Rights

If permanent change of address, check here

Please give your day telephone number (      ) ________________
Please give your evening telephone number  (      ) ____________

Please give your email address: ____________________________	SECTION 2. TO TRANSFER RIGHTS (Per Line F): For value received, _______ of the Rights represented by this Subscription Certificate are assigned to:

______________________________________________________
(Print full name of Assignee and Social Security Number)

______________________________________________________
(Print full address)

______________________________________________________
(Signature(s) of Assignor(s))

IMPORTANT:   The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your subscription certificate.

The Signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature (name of bank of firm): _______________________

Guaranteed By (signature/title): _________________________